UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2020

HARROW HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35814	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

102 Woodmont Blvd., Suite 610
Nashville, Tennessee	37205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 733-4730

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
Common Stock, $0.001 par value per share	HROW	The NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Act of 1934: Emerging growth company [  ]

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On March 15, 2020, Stephen G. Austin informed the Board of Directors (the “Board”) of Harrow Health, Inc. (the “Company”) that he will resign as a member of the Company’s Board, with such resignation to be effective immediately. Mr. Austin did not resign as a result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

(d) On March 16, 2020, the Company announced that effective as of March 16, 2020, upon the resignation of Mr. Austin, the Board appointed Ms. Teresa Sparks to fill the vacancy on the Board resulting from the resignation of Mr. Austin. Ms. Sparks will serve until the Company’s Annual Meeting of Stockholders in 2020, subject to her prior death, resignation or removal from office. Ms. Sparks is an independent member of the Board and will serve on the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, including serving as the Chair of the Audit Committee.

Ms. Sparks, age 51, is the Executive Vice President and Chief Financial Officer of Envision Healthcare Corporation, having served in that role since October 2018. Prior to Envision, Ms. Sparks was the interim Chief Financial Officer at Brookdale Senior Living, Inc. from March 2018 until September 2018. Previous to that, she served as Executive Vice President and Chief Financial Officer of Surgery Center Holdings, Inc. from its acquisition of Symbion in November 2014 until January 2018. Prior to that, Ms. Sparks served as Senior Vice President and Chief Financial Officer of Symbion Holdings Corporation and Symbion, Inc. from August 2007 to November 2014 and as Corporate Controller from Symbion’s inception in 1996 through August 2007 and was named Vice President in December 2002. Prior to joining Symbion, she served as Assistant Controller for HealthWise of America, Inc., a managed care organization, and was a senior healthcare auditor for Deloitte & Touche LLP. Ms. Sparks is a Certified Public Accountant (inactive) and holds a bachelor’s degree in Accounting and Business Administration from Trevecca Nazarene University.

There is no other arrangement or understanding between Ms. Sparks and any other person pursuant to which she was appointed as a director of the Company. In connection with her service, Ms. Sparks will receive the Company’s standard director’s compensation package including cash and equity compensation as described in the Company’s most recent proxy statement, and an initial award of 10,000 restricted stock units which units will vest one year from grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARROW HEALTH, INC.

Dated: March 17, 2020	By:	/s/ Andrew R. Boll
	Name:	Andrew R. Boll
	Title:	Chief Financial Officer